Exhibit 99.1

Dear RSC colleagues:

We are pleased that we will have representation within the new company’s senior management team after the merger between United Rentals and RSC is successfully closed.

David Ledlow, currently SVP of Gulf Operations, will be joining the United Rentals organization as SVP of Operations. He will be a key contributor for the make up of the new regions, districts, and branches that will allow the newly merged company to continue to service our customers in the best operational and safest manner we have become to accept as our standard here at RSC.

Juan Corsillo, currently SVP of Sales, Marketing and Corporate Operations will be joining the United Rentals organization as an SVP in the Sales & Marketing organization. He will be a key contributor for the entire Go to Market strategy of the newly merged company, and will help drive the new sales culture and customer focus as he has done here at RSC over the past two years.

In addition, three RSC Board Members will be joining United’s Board of Directors, upon closing, which is still on track for early second quarter of this year (i.e. April).

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These statements, as they relate to United Rentals, Inc. (“URI”) or RSC Holdings, Inc. (“RSC Holdings”), the management of either such company or the transaction, involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These statements are based on current plans, estimates and projections, and therefore, you should not place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. URI and RSC Holdings undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the equipment rental industries, and other legal, regulatory and economic developments. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe harbor provisions of the PSLRA. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including, but not limited to, those described in the documents URI and RSC Holdings have filed with the U.S. Securities and Exchange Commission (the “SEC”) as well as the possibility that (1) URI and RSC Holdings may be unable to obtain stockholder or regulatory approvals required for the proposed transaction or may be required to accept conditions that could reduce the anticipated benefits of the merger as a condition to obtaining regulatory approvals; (2) the length of time necessary to consummate the proposed transaction may be longer than anticipated; (3)

problems may arise in successfully integrating the businesses of URI and RSC Holdings; (4) the proposed transaction may involve unexpected costs; (5) the businesses may suffer as a result of uncertainty surrounding the proposed transaction; and (6) the industry may be subject to future risks that are described in the “Risk Factors” section of the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC by URI and RSC Holdings. Neither URI nor RSC Holdings gives any assurance that either URI or RSC Holdings will achieve its expectations and neither URI nor RSC Holdings assumes any responsibility for the accuracy and completeness of the forward-looking statements.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of URI and RSC Holdings described in the “Risk Factors” section of their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. All forward-looking statements included in this document are based upon information available to URI and RSC Holdings on the date hereof, and neither URI nor RSC Holdings assumes any obligation to update or revise any such forward-looking statements.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication is for informational purposes only and is not an offer to purchase nor a solicitation of an offer to sell securities. The solicitation and the offer to purchase shares of RSC Holdings common stock will be made pursuant to a registration statement and joint proxy statement/prospectus forming a part thereof filed with the SEC. A preliminary version of the registration statement and joint proxy statement/prospectus was filed with the SEC by URI on January 17, 2012. The preliminary version is not yet final and will be amended. Neither this communication nor the preliminary registration statement and joint proxy statement/prospectus filed with the SEC is a substitute for the definitive version of the registration statement and joint proxy statement/prospectus or any other documents that URI or RSC Holdings may file with the SEC or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE VERSION OF THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS AFTER IT HAS BEEN DECLARED EFFECTIVE AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

You will be able to obtain a free copy of the preliminary joint proxy statement/prospectus, the definitive version of the joint proxy statement/prospectus (when available), as well as other filings containing information about URI and RSC Holdings, at the SEC’s website at http://www.sec.gov. You will also be able to obtain these documents, free of charge, when filed, by directing a request by mail or telephone to RSC Holdings Inc., Attn: Investor Relations, 6929 East Greenway Parkway, Suite 200, Scottsdale, AZ 85254, telephone: (480) 281-6956, or from our website, www.RSCrentals.com.

Participants in Solicitation

RSC Holdings and its directors and executive officers and certain members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of RSC Holdings in connection with the proposed transaction. Information about the directors and executive officers of RSC Holdings and their ownership of RSC Holdings common stock is set forth in the proxy statement for the RSC Holdings’ 2011 annual meeting of stockholders, as filed with the SEC on Schedule 14A on March 16, 2011. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed transaction. You may obtain free copies of this document as described in the preceding paragraph.